EXHIBIT 1

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT is entered into as of September 10, 2010, by and among the parties hereto.  The undersigned hereby agree that the Statement on Schedule 13G with respect to the common stock, par value $0.001 per share (the “Common Stock”) of U.S. Concrete, Inc. and any amendment thereafter signed by each of the undersigned shall be (unless otherwise determined by the undersigned) filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: September 10, 2010
MONARCH DEBT RECOVERY MASTER FUND LTD
By:          Monarch Alternative Capital LP
                its Investment Manager

By:       MDRA GP LP, its General Partner

By:       Monarch GP LLC, its General Partner

By: /s/ Michael Weinstock
       Name:  Michael Weinstock
       Title:  Member

Dated: September 10, 2010	MONARCH ALTERNATIVE CAPITAL LP By: MDRA GP LP, its General Partner By: Monarch GP LLC, its General Partner By: /s/ Michael Weinstock Name: Michael Weinstock Title: Member
Dated: September 10, 2010	MDRA GP LP By: Monarch GP LLC, its General Partner By: /s/ Michael Weinstock Name: Michael Weinstock Title: Member
Dated: September 10, 2010	MONARCH GP LLC By: /s/ Michael Weinstock Name: Michael Weinstock Title: Member

[Signature Page to Schedule 13G with respect to U.S. Concrete, Inc.]